Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Worldwide Strategies, Inc. (the “Company”) for the fiscal quarter ended October 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ADAM LAUFER
Name:	Adam Laufer
Title:	Chief Executive Officer
Date:	December 20, 2022

/s/ PAVAN CHARAN
Name:	Pavan Charan
Title:	Chief Financial Officer and Principal Accounting Officer
Date:	December 20, 2022